UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 24, 2020

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Hanger, Inc. (the “Company”) announced that on September 24, 2020 the Company’s Board of Directors (the “Board”) elected Mark M. Jones, M.D. as a director of the Company to serve until the 2021 annual meeting of stockholders of the Company and until his successor is elected and qualified.

Dr. Jones currently serves as Chief of Orthopedic Surgery at Johnston Willis Hospital (HCA) in Richmond, Virginia, and is a practicing orthopedic surgeon at OrthoVirginia, Virginia’s largest provider of orthopedic medicine and therapy. Dr. Jones has served in his current role at OrthoVirginia since 1995, and at Johnston Willis Hospital (HCA) since 2015. Since 2015, Dr. Jones has been a member of the Surgical Advisory Committee for Johnston Willis Hospital (HCA). He was previously a member of the Board of Directors of OrthoVirgina/West End Orthopedic Clinic from 2005–2015 and a member of the Board of Directors for Westminster-Canterbury of Richmond from 2008-2010. Dr. Jones earned his Doctor of Medicine from the Virginia Commonwealth University School of Medicine and his Bachelor of Science from Duke University. In addition to completing orthopedic and general surgery residencies at Virginia Commonwealth University School of Medicine, Dr. Jones completed an Orthopedic Fellowship in Ankle and Foot Surgery at the University of Virginia School of Medicine and an Orthopedic Fellowship in Arthritis Surgery at the Johns Hopkins School of Medicine.

As a non-employee director, Dr. Jones will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s Proxy Statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 2, 2020. Upon his election to the Board, Dr. Jones will be entitled to receive a pro rata portion of the annual cash retainer and annual equity award payable to non-employee directors.

There is no arrangement or understanding between Dr. Jones and any other person pursuant to which Dr. Jones was elected as a director of the Company, and there are no transactions in which Dr. Jones has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Jones was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from nine to ten directors pursuant to its authority to determine the size of the Board as granted to it under the Amended and Restated By-Laws of the Company.

Dr. Jones has not been appointed to any committee of the Board at this time.

The Company’s press release announcing the election of Dr. Jones is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 24, 2020, issued by Hanger, Inc., entitled “Hanger Announces Appointment of Dr. Mark M. Jones to Board of Directors”
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: September 24, 2020